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                                                                  EXHIBIT 3.1.1





                          BUSINESS CORPORATIONS ACT                      FORM 1
                                   (SECTION 6)

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ALBERTA CONSUMER
AND CORPORATE AFFAIRS                                 ARTICLES OF INCORPORATION

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1.       NAME OF CORPORATION:

         INZECO HOLDINGS INC.

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2.       THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS
         AUTHORIZED TO ISSUE:

         The attached Schedule 1 is incorporated into and forms part of this form.

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3.       RESTRICTIONS ON SHARE TRANSFERS (IF ANY):

         No sale or transfer of shares shall be registered until the Directors have by Resolution approved the transfer, and the Directors shall be under no obligation to give such approval or to give any reason for withholding same.

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4.       NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE
         CORPORATION MAY HAVE:

         Minimum One (1); Maximum Nine (9).

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5.       IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS,
         OR RESTRICTED TO CARRYING ON A CERTAIN BUSINESS, SPECIFY THE RESTRICTION(S):

         None

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6.       OTHER RULES OR PROVISIONS (IF ANY):

         The attached Schedule 2 is incorporated into and forms part of this form.

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7.       DATE:

         MAY 30,1997

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         INCORPORATORS NAMES:              ADDRESS:              SIGNATURE:

         MORRIS S. McMANUS         2150, 530 - 8th Ave. SW
                                   Calgary, AB T2P 3S8

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FOR DEPARTMENTAL USE ONLY
CORPORATE ACCESS NO. 207405002                                   INCORPORATION
DATE:   May 30, 1997

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SCHEDULE 1 to the Articles of Incorporation of

INZECO HOLDINGS INC.

The shares which the Corporation is authorized to issue are:

(a) an unlimited number of Common shares without nominal or par value with the following rights, privileges, restrictions and conditions:

         (i) to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

         (ii) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to share equally, in the remaining property of the Corporation on liquidation, dissolution or winding-up of the Corporation;

         (iii) subject to the rights of the Preferred shares, the Common shares shall be entitled to receive dividends if, as, and when declared by the Directors of the Corporation; and

(b) an unlimited number of Preferred shares without nominal or par value ("Preferred shares") which, as a class, have attached thereto the following:

         (i) the Preferred shares may from time to time be issued in one or more series and subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the issuance of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions;

         (ii) the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, rank on a parity with the Preferred shares of every other series and be entitled to preference over the Common shares and over any other shares of the Corporation ranking junior to the Preferred shares. The Preferred shares of any series may also be given such other preferences, not inconsistent with these articles, over the Common shares and any other shares of the Corporation ranking junior to such Preferred shares as may be fixed in accordance with clause (b)(i);

         (iii) if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate rateably in respect of accumulative dividends and return of capital; and

         (iv) unless the directors otherwise determine in the articles of amendment designating a series, the holder of each share of a series of Preferred shares shall not, except as otherwise specifically provided in the BUSINESS CORPORATIONS ACT (Alberta), be entitled to receive notice of or vote at any meeting of the shareholders.


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SCHEDULE 2 to the Articles of Incorporation of
INZECO HOLDINGS INC.

1.       The number of shareholders of the Corporation, exclusive of:

         a) persons who are in its employment or that of an affiliate, determined in accordance with the SECURITIES ACT (Alberta) as from time to time amended, and

         b) persons who, having been formerly in its employment or that of an affiliate, were, while in that employment, shareholders of the Corporation and have continued to be shareholders of the Corporation after termination of that employment, is limited to not more than fifty, two or more persons who are joint registered owners of one or more shares being counted as one shareholder.

2. Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3. The Corporation has a lien on shares registered in the name of a shareholder or the legal representative of a shareholder for any debt of that shareholder to the Corporation.

4. The board of directors of the Corporation may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.


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